AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

ARTICLES SUPPLEMENTARY

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland
(the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles
of Incorporation of the Corporation, the Board of Directors of
the Corporation has increased in some cases and decreased in some cases the number of shares of capital stock of certain series that the Corporation has authority to issue in accordance with Section
2-105(c) of the Maryland General Corporation Law (the “Reallocation”).

THIRD:  Immediately prior to the Reallocation the Corporation had the authority to issue Seven Billion (7,000,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Seven Billion (7,000,000,000) shares of capital stock.

FOURTH:  The par value of shares of the Corporation’s capital stock before the Reallocation was, and after the Reallocation is, One Cent
($0.01) per share.

FIFTH:  Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Seventy Million Dollars ($70,000,000). After giving effect to the
Reallocation, the aggregate par value of all shares of stock that the
Corporation is authorized to issue is Seventy Million Dollars ($70,000,000).

SIXTH:  Immediately prior to the Reallocation, the nine (9) Series of stock of the Corporation and the number of shares and aggregate par value of each was as follows:

Series    Number of Shares Aggregate Par Value

Equity Income Fund  2,305,000,000  $23,050,000
Value Fund   1,585,000,000  15,850,000
Real Estate Fund  285,000,000  2,850,000
Small Cap Value Fund  890,000,000  8,900,000
Equity Index Fund  460,000,000  4,600,000
Mid Cap Value Fund  135,000,000  1,350,000
Large Company Value Fund 1,140,000,000  11,400,000
NT Large Company Value Fund 100,000,000  1,000,000
NT Mid Cap Value Fund  100,000,000  1,000,000

The par value of each share of stock in each Series is One Cent
($0.01) per share.

SEVENTH:  Immediately prior to the Reallocation, the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

Series Name  Class Name Number of Aggregate
     Shares   Par Value
     Allocated

Equity Income Fund Investor 1,500,000,000 $15,000,000
   Institutional 240,000,000 2,400,000
   R  20,000,000 200,000
   B  20,000,000 200,000
   A  475,000,000 4,750,000
   C  50,000,000 500,000

Value Fund  Investor 1,250,000,000 $12,500,000
   Institutional 125,000,000 1,250,000
   R  20,000,000 200,000
   C  20,000,000 200,000
   A  150,000,000 1,500,000
   B  20,000,000 200,000

Real Estate Fund Investor 125,000,000 $1,250,000
   Institutional 50,000,000 500,000
   A  50,000,000 500,000
   C  20,000,000 200,000
   R  20,000,000 200,000
   B  20,000,000 200,000

Small Cap Value Fund Investor 500,000,000 $5,000,000
   Institutional 200,000,000 2,000,000
   Advisor  190,000,000 1,900,000

Equity Index Fund Investor 150,000,000 1,500,000
   Institutional 310,000,000 3,100,000

Mid Cap Value Fund Investor 75,000,000 $750,000
   Institutional 20,000,000 200,000
   Advisor  20,000,000 200,000
   R  20,000,000 200,000

Large Company Value Fund
   Investor 550,000,000 $5,500,000
   Institutional 200,000,000 2,000,000
   C 50,000,000 500,000
   R 20,000,000 200,000
   A 300,000,000 3,000,000
   B 20,000,000 200,000

NT Large Company Value Fund
   Institutional 100,000,000 $1,000,000

NT Mid Cap Value Fund Institutional 100,000,000 $1,000,000

EIGHTH:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of
the Corporation, the Board of Directors of the Corporation has allocated
Seven Billion (7,000,000,000) shares of the Seven Billion (7,000,000,000)
shares of authorized capital stock of the Corporation among the nine (9)
Series of stock of the Corporation as follows:

Series      Number of Shares Aggregate Par Value

Equity Income Fund  2,530,000,000 $25,300,000
Value Fund   1,335,000,000 13,350,000
Real Estate Fund  285,000,000 2,850,000
Small Cap Value Fund  890,000,000 8,900,000
Equity Index Fund  460,000,000 4,600,000
Mid Cap Value Fund  160,000,000 1,600,000
Large Company Value Fund 1,140,000,000 11,400,000
NT Large Company Value Fund 100,000,000 1,000,000
NT Mid Cap Value Fund  100,000,000 1,000,000

NINTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation,
the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a “Class”) for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article EIGHTH above among the Classes of shares.  As a result of the action taken by the Board of Directors, the Classes of shares of the nine (9) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

Series Name  Class Name Number of Aggregate
     Shares   Par Value
     Allocated

Equity Income Fund Investor 1,560,000,000 $15,600,000
   Institutional 300,000,000 3,000,000
   R  50,000,000 500,000
   B  20,000,000 200,000
   A  500,000,000 5,000,000
   C  100,000,000 1,000,000

Value Fund  Investor 1,000,000,000 $10,000,000
   Institutional 125,000,000 1,250,000
   R  20,000,000 200,000
   C  20,000,000 200,000
   A  150,000,000 1,500,000
   B  20,000,000 200,000

Real Estate Fund Investor 125,000,000 $1,250,000
   Institutional 50,000,000 500,000
   A  50,000,000 500,000
   C  20,000,000 200,000
   R  20,000,000 200,000
   B  20,000,000 200,000

Small Cap Value Fund Investor 500,000,000 $5,000,000
   Institutional 200,000,000 2,000,000
   Advisor  190,000,000 1,900,000

Equity Index Fund Investor 150,000,000 1,500,000
   Institutional 310,000,000 3,100,000

Mid Cap Value Fund Investor 100,000,000 $1,000,000
   Institutional 20,000,000 200,000
   Advisor  20,000,000 200,000
   R  20,000,000 200,000
Large Company
Value Fund  Investor 550,000,000 $5,500,000
   Institutional 200,000,000 2,000,000
   C  50,000,000 500,000
   R  20,000,000 200,000
   A  300,000,000 3,000,000
   B  20,000,000 200,000

NT Large Company
Value Fund  Institutional 100,000,000 $1,000,000

NT Mid Cap Value Fund Institutional 100,000,000 $1,000,000

TENTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of
Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the
Articles of Incorporation of the Corporation.

ELEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the
Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the
creation and/or designation of the various Series.

TWELFTH:  The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized
capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
has caused these Articles Supplementary to be signed and
acknowledged in its name and on its behalf by its Senior
Vice President and attested to by its Assistant Secretary
on this 15th day of September, 2009.

ATTEST:   AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

/s/ Otis H. Cowan  /s/ Charles A. Etherington
Name: Otis H. Cowan  Name: Charles A. Etherington
Title: Assistant Secretary Title: Senior Vice President

THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY
CAPITAL PORTFOLIOS, INC., who executed on behalf of said
Corporation the foregoing Articles Supplementary to the
Charter, of which this certificate is made a part, hereby
acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the
matters and facts set forth therein with respect to the
approval thereof are true in all material respects under
the penalties of perjury.

Dated: September 15, 2009 /s/ Charles A. Etherington
    Charles A. Etherington, Senior Vice President